CUSIP No.	59156R108	13G	Page	9	of	9
Exhibit I
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this statement on Schedule 13G with respect to the Common Stock of MetLife, Inc. is being filed on behalf of each of them.

Dated: November 8, 2010	AMERICAN INTERNATIONAL GROUP, INC.
	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Deputy General Counsel

ALICO HOLDINGS LLC
By:	/s/ Alain Karaoglan
	Name:	Alain Karaoglan
	Title:	Manager